SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                   AVERT, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                                        84-1028716
 ------------------------------              ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

 301 Remington, Fort Collins, CO                          80524
 --------------------------------------                  --------
(Address of principal executive offices)                (Zip Code)


                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                    -----------------------------------------
                            (Full titles of the plan)

                                 Dean A. Suposs
                     301 Remington, Fort Collins, CO 80524
                     ---------------------------------------
                     (Name and address of agent for service)

                        Calculation of Registration Fee

                                                                 Proposed
                                           Proposed              maximum
Title of securities      Amount to be   maximum offering     aggregate offering        Amount of
to be registered          registered     price per share          price             registration fee
-------------------      ------------   ----------------     ------------------     ----------------

Common stock                30,000          $6.81               $204,300                $56.80


                                   AVERT, INC.

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN









                                PLAN INFORMATION












             Thisdocument constitutes part of a Prospectus covering
                 securities that have been registered under the
                             Securities Act of 1933.

                                  June 11, 1999

              AVERT, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                  INTRODUCTION

     The Avert, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") was initially adopted by Avert, Inc. (the "Company") effective June 22, 1994 for the benefit of the non-employee directors of the Company and its subsidiaries.

                                    THE PLAN

     The information contained herein concerning the Plan is of a summary nature only and is subject to and qualified in its entirety by the complete text of the Plan, a copy of which is attached hereto as Appendix A. The information contained herein is being furnished pursuant to Rule 428(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act") and such information constitutes a prospectus that meets the requirements of Section 10(a) of the Securities Act (a "Section 10(a) Prospectus"). A copy of the Plan has also been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this document is a part and is incorporated herein by reference.

General Plan Information

     The Plan provides for the granting ("Grants") of nontransferable options ("Stock Options") to purchase shares of the Company's Common Stock, no par value ("Common Stock"). Stock Options granted pursuant to the Plan do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Plan, a total of 30,000 shares of the Company's Common Stock are available for Stock Options. The Plan is not subject to any provisions of the Employee Retirement Income Securities Act of 1974 ("ERISA").

     Purpose of the Plan. The purpose of the Plan is to encourage and provide incentive for high level performance by non-employee directors of the Company. Options granted under the Plan encourage such non-employee directors to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

     Administration. The Plan may be administered by the Board of Directors or a committee of one or more employee members of the Board ("the Committee"). The Plan is currently administered by the Board's Compensation Committee. Members of the Committee currently serve until their successor has been appointed and qualified by the Board of Directors. The Committee has authority to administer the Plan, including authority to interpret any provision of the Plan and any Stock Option granted thereunder, and adopt rules for administering the Plan in order to comply with the requirements of the Code or in order to conform to any regulation or law. The Committee has no authority to select the non-employee directors who will receive any Stock Option, determine the number of shares to be issued or the time at which Stock Options are to be granted, establish the duration of the Stock Options or alter any other terms or conditions specified in the Plan, except in the course of administering the Plan pursuant to the provisions of the Plan.

     Persons Eligible for Grants. The Plan provides for Grants to non-employee directors of the Company.

     Types of Awards. The Company may grant awards of Stock Options under the Plan.

     Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan will be Common Stock. Except as discussed below in this subsection and as provided in the Plan, the total number of shares of Common Stock that can be actually issued under the Plan is 30,000 shares.

     If, at any time subsequent to June 22, 1994, the effective date of the Plan, the number of shares of Common Stock is increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised Stock
Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged; (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange shares of Common Stock to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

     Stock Option Provisions. The exercise price of the Stock Options granted under the Plan will be the fair market value of the stock on the date of Grant. Non-employee directors are automatically granted options to purchase 1,000 shares initially and an additional 1,000 shares for each subsequent year that they serve up to a maximum of 5,000 shares per director. Each Stock Option is exercisable in full one year after the date of Grant and expires five years from the date of Grant. Stock Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of a non-employee director, are exercisable only by such non-employee director. In addition, outstanding Stock Options may not be exercised more than three months (but in no event beyond five years from the grant date of the Stock Option) after the holder ceases to be a director of the Company, except that in the event of the death or permanent and total disability of an holder while a director, the Stock Option becomes immediately exercisable and may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year following the date of death or permanent and total disability (but in no event beyond five years from the grant date of the Stock Option).

     There are no charges or deductions made against participants in the Plan other than for taxes as explained herein in the section entitled "Tax Effects of Plan Participation." No participant may create a lien on any Stock Options held under the Plan.

     A Stock Option may be exercised by an optionee giving written notice to the Company of its intention to exercise the same, accompanied by full payment of the purchase price in cash or by check. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any share of Common Stock issued in connection with the exercise of a Stock Option not to be fully paid and nonaccessible shares.

     The Committee may permit the voluntary surrender from time to time by an optionholder of outstanding Stock Options where such surrender is conditioned upon the grant to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require a voluntary surrender as a condition precedent to the grant of new Stock Options. Any new Stock Options will be subject to all of the relevant provisions of the Plan. Common Stock subject to surrendered Stock Options will again become shares subject to the Plan.

Change of Control

     Upon a "change in control" of the Company, all Stock Options granted under the Plan will become exercisable in full. A change in control will be deemed to have occurred under the Plan if: (i) the ownership of 50% or more of the outstanding voting securities of the Company is acquired pursuant to a tender offer; (ii) the Company is merged or consolidated with another corporation and as a result thereof, less than 50% of the outstanding voting securities of the surviving corporation shall be owned in the aggregate by the former stockholders of the Company; (iii) the Company sells substantially all of its assets to another corporation; or (iv) any person acquires, other than by reason of inheritance, 50% or more of the outstanding voting securities of the Company.

Amendments to Plan; Termination

     The Board of Directors may at any time and from any time alter, amend, suspend or discontinue the Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants, materially increases the number of shares to be issued or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights and obligations with respect to any outstanding Stock Options.

            RESTRICTIONS ON RESALE OF SHARES ACQUIRED UNDER THE PLAN

     "Affiliates" of the Company, within the meaning of the rules and regulations under the Securities Act, may not publicly reoffer or resell shares acquired under the Plan unless the offers or sales are made under a separate prospectus or pursuant to an appropriate exemption from registration.

                        TAX EFFECTS OF PLAN PARTICIPATION

     The following briefly describes the tax effects that may accrue to non-employee directors as a result of Grants of Stock Options under the Plan as well as the tax effects thereof, if any, upon the Company. The Plan is not qualified under Section 401(a) of the Code.

     Neither the Company nor the optionee will recognize taxable income or deduction from the Grant of a Stock Option under the Plan. At the time of exercise of a Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  documents  set forth below are  incorporated  by  reference  into this
Section 10(a) Prospectus.

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

     (b) All other reports filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d), of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998; and

     (c) The description of the Company's Common Stock in the Company's Registration Statement on Form 8-A dated June 22, 1994.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this
Section 10(a) Prospectus and prior to the filing of a post-effective amendment to the Registration Statement on Form S-8 of which this Section 10(a) Prospectus is a part, which indicates all shares under the Plan have been fully paid or which deregisters all shares then remaining unsold under the Plan, shall be deemed to be incorporated by reference in this Section 10(a) Prospectus and to be a part hereof from the date of filing such documents.

     Each of the foregoing documents are available to holders of Stock Options under the Plan without charge upon oral or written request to the Company. The Company will also deliver to each holder of Stock Options any revisions or updates to this Section 10(a) Prospectus, a copy of the Company's latest Annual Report to Stockholders and all other reports, proxy statements and other communications distributed to the holders of its Common Stock generally.

     Any request by holders of Stock Options for any of the documents set forth above in this Section or any requests for additional information regarding the Stock Options or the Committee should be directed to the Company at its principal executive offices, 301 Remington Street, Fort Collins, CO 80524, (970) 484-7722, Attention: Kelly Newberg, Human Resource Manager and Investor Relations Manager.

                                   APPENDIX A

                                   AVERT, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                    SECTION 1
                                     Purpose

     Avert, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") provides for the grant of Stock Options to Non-Employee Directors of Avert, Inc. (the
"Company") and of any subsidiary corporation of the Company in order to encourage and provide incentives for high level performance by the Non-Employee Directors of the Company.

                                    SECTION 2
                           Non-Incentive Stock Options

     The Stock Options granted under the Plan shall be nonstatutory stock options which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    SECTION 3
                                 Administration

     3.1 Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more employee members of the Board (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. However, the Committee shall have no authority, discretion or power to select the Non-Employee Directors who will receive any Stock Option, determine the number of shares to be issued hereunder or the time at which such Stock Options are to be granted, establish the duration of the Stock Options or alter any other terms or conditions specified in the Plan, except in the course of administering the Plan pursuant to the provisions of the Plan. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the board whenever the Board is discharging the powers and responsibilities of the Committee.

     3.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determination of Fair Market Value) shall be final and binding upon all Option Holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

                                    SECTION 4
                                   Definitions

     4.1 "Subsidiary Corporation." For purposes of the Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

     4.2 "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock, No Par Value, of the Company.

     4.3 "Fair Market Value." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

     4.4 "Non-Employee Director." A Non-Employee Director is a member of the Board of Directors of the Company who is not also an employee or officer of the Company.

     4.5 "Option Holder." An Option Holder is a Non-Employee Director to whom a Stock Option is granted.

     4.6 "Stock Option." A Stock Option is the right granted under the Plan to a Non-Employee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined pursuant to the Plan, the number of shares of Common Stock determined pursuant to the Plan.

                                    SECTION 5
                                  Option Grants

     5.1 Number of Shares.  Upon the effective  date of this Plan as provided in
Section 15 hereof or, if later, upon the initial election or appointment of a Non-Employee Director to the Company's Board of Directors, each Non-Employee Director shall be granted a Stock Option to purchase 1,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of the effective date of this Plan or, if later, the date such person is elected or appointed to the Board of Directors. In addition, each Non-Employee Director shall be granted a Stock Option to purchase 1,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) effective as of each anniversary date of the initial grant of a Stock Option to such Director under the preceding sentence. In no event may any Non-Employee Director be granted Stock Options to purchase more than 5,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof).

     5.2 Vesting of Stock Options. Except as provided in Sections 7 and 11, each Stock Option granted under this Plan shall be vested as to one hundred percent (100%) of the number of shares subject to such Stock Option upon the first anniversary date the Stock Option is granted. No Stock Option shall be exercisable if not vested.

     5.3 Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Non-Employee Director is granted the Stock Option.

     5.4 Other Terms. Except for the limitations set forth in Sections 5.1, 5.2,
5.3 and 7.1, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

                                    SECTION 6
                   Shares of Common Stock Subject to the Plan

     6.1 Maximum Number. Initially, the maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 30,000 authorized but unissued shares of Common Stock. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares again may be made subject to Stock Options.

     6.2 Adjustments for Stock Split; Stock Dividend, Etc. If, at any time subsequent to the effective date of the Plan as provided in Section 15 hereof, the number of shares of Common Stock is increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged; and (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.

     6.3 Determination by the Committee. Adjustments under this Section 6 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    SECTION 7
                            Exercise of Stock Options

     7.1 Time of Exercise. A Stock Option shall become exercisable in accordance with this Section 7 subject to Section 11. Such times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, five years after the date on which it was granted.

     7.2 Termination of Director Status Before Exercise. If an Option Holder's term as a director of the Company shall terminate for any reason other than the Option Holder's death or disability, any Stock Option then held by the Option Holder, to the extent then exercisable under the terms of this Plan and the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Option Holder's director status is terminated because the Option Holder dies or becomes disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Option Holder, shall become immediately exercisable in full and the applicable Option Agreement(s), shall remain exercisable after the termination of his directorship for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     7.3 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by an Option Holder shall not thereafter be eligible for purchase by the Option Holder but may be made subject to Stock Options granted to other Option Holders.

                                    SECTION 8
                        No Effect Upon Shareholder Rights

     Nothing in this Plan shall interfere in any way with the right of the shareholders of the Company to remove the Option Holder from the Board of Directors pursuant to applicable state laws and the Company's Articles of Incorporation and Bylaws.

                                    SECTION 9
                           No Rights as a Shareholder

     Except as expressly provided in this Plan, an Option Holder shall have no rights as a shareholder with respect to any shares of Common Stock subject to a Stock Option prior to the exercise of such Stock Option and the transfer of Common Stock to the Option Holder. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to an Option Holder, or in any other rights of the Option Holder upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to shareholders for which the record date is prior to the date of exercise of the Option Holder's Stock Option.

                                   SECTION 10
                                  Assignability

     No Stock Option granted under this Plan, nor any other rights acquired by an Option Holder under this Plan, shall be assignable or transferable by an Option Holder, other than by will or the laws of descent and distribution. In the event of the Option Holder's death while serving as a director, the Stock Option may be exercised to the extent then exercisable under the applicable Option Agreement by the personal representative of the Option Holder's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Option Holder's will or under the applicable laws of descent and distribution.

                                   SECTION 11
                                Change in Control

     11.1 Options. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full and remain exercisable under the terms of the applicable Option Agreement(s).

     For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (the "Exchange Act"), shall acquire, other than by reason of inheritance, 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

     Notwithstanding the provisions of subparagraph (iv) of this Section 11, "person" is used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date this Plan is approved by the Board of Directors.

                                   SECTION 12
                                    Amendment

     The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the shareholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2),
(ii) materially increase the benefits accruing to Option Holders under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provision of Section 6 of the Plan which sets forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA or the rules thereunder.

                                   SECTION 13
                         Registration of Optioned Shares

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.

                                   SECTION 14
                           Nonexclusivity of the Plan

     Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or precluded or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Non-Employee Directors, which the Company now has lawfully put into effect.

                                   SECTION 15
                                 Effective Date

     This Plan was adopted by the Board of Directors of the Company on April 21, 1994 and will become effective, if at all, on the effective date of the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 21, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado on June 16, 1999.


                                       AVERT, INC.


                                       BY: /s/ Dean A. Suposs
                                          --------------------------------------
                                          Dean A. Suposs, President



                                       BY: /s/ Jamie M. Burgat
                                          --------------------------------------
                                          Jamie M. Burgat, Vice President of
                                          Operations and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE AND TITLE                               DATE
-------------------                               ----

/s/  Dean A. Suposs
     -------------------------------------        June 16, 1999
     Dean A. Suposs, President



/s/ Jamie M. Burgat
    --------------------------------------        June 16, 1999
    Jamie M. Burgat, Vice President of
    Operations and Chief Financial Officer